EXHIBIT 11

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                                                 TEXACO INC. AND SUBSIDIARY COMPANIES
                                           COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                    FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                    ---------------------------------------------------------------
                                            (Millions of dollars, except per share amounts)

                                                                                             (Unaudited)
                                                                         -------------------------------------------------
                                                                         For the nine months          For the three months
Primary Net Income Per Common Share                                      ended September 30,           ended September 30,
-----------------------------------                                      -------------------           -------------------
                                                                         1996          1995           1996          1995
                                                                         ----          ----           ----          ----

     Net income from continuing operations before
         cumulative effect of accounting change                        $ 1,509        $   979       $   434        $   290

     Cumulative effect of accounting change                                  -           (121)            -              -
                                                                       -------        -------       -------        -------

     Net income                                                          1,509            858           434            290
         Less: Preferred stock dividend requirements                       (43)           (46)          (14)           (15)
                                                                       -------        -------       -------        -------

     Primary net income available for common stock                     $ 1,466        $   812       $   420        $   275
                                                                       =======        =======       =======        =======

     Average number of primary common shares
         outstanding for computation of earnings
         per share (thousands)                                         260,725        259,862       260,758        260,087
                                                                       =======        =======       =======        =======

     Primary net income per common share                               $  5.62        $  3.13       $  1.61        $  1.06
                                                                       =======        =======       =======        =======


Fully Diluted Net Income Per Common Share
-----------------------------------------

     Net income                                                        $ 1,509        $   858       $   434        $   290

     Less:   Preferred stock dividend requirements of
             non-dilutive and anti-dilutive issues and
             adjustments to net income associated with
             dilutive securities                                           (18)           (18)           (6)            (6)
                                                                       -------        -------       -------        -------

     Fully diluted net income                                          $ 1,491        $   840       $   428        $   284
                                                                       =======        =======       =======        =======

     Average number of primary common shares
         outstanding for computation of earnings
         per share (thousands)                                         260,725        259,862       260,758        260,087

     Additional shares outstanding assuming full
         conversion of dilutive convertible securities
         into common stock (thousands):
              Convertible debentures                                       146            147           145            146
              Convertible Preferred Stock
                  Series B ESOP                                          9,447          9,883         9,348          9,790
                  Series F ESOP                                            589            663           580            660
              Other                                                         62             52           117             52
                                                                       -------        -------       -------        -------

     Average number of fully diluted common
         shares outstanding for computation of earnings
         per share (thousands)                                         270,969        270,607       270,948        270,735
                                                                       =======        =======       =======        =======

     Fully diluted net income per common share                         $  5.50        $  3.10       $  1.58        $  1.05
                                                                       =======        =======       =======        =======

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